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                                                                    EXHIBIT 10.4

                              SETTLEMENT AGREEMENT

This Settlement Agreement made as of the 13th day of November, 2003 between:

     NORD RESOURCES CORPORATION, a body corporate under the laws of the State of Delaware ("Resources"), RONALD A. HIRSCH ("Hirsch") personally and in his purported capacity as a director of NORD PACIFIC LIMITED, ERLAND ANDERSON ("Anderson") personally and in his purported capacity as a director and officer of NORD PACIFIC LIMITED, CLIVE BAILEY ("Bailey") personally and in his purported capacity as a director of NORD PACIFIC LIMITED, and MATTHEW WILLIAMS ("Williams") personally and in his purported capacity as a director of NORD PACIFIC LIMITED, of the first part

     and

     PGM VENTURES CORPORATION, a body corporate under the laws of the Province of New Brunswick ("POM"), and 2034879 ONTARIO LIMITED, ("2034879"), a body corporate under the laws of the Province of Ontario which is the wholly-owned subsidiary of PGM, of the second part

WHEREAS:

A. Resources is the holder of 3,697,561 common shares (the "Resources Shares") of Nord Pacific Limited, a New Brunswick corporation ("NPL");

B. NPL entered into to a joint venture agreement dated the 29th day of November, 2002, with PGM, Nord Australex (PNG) Limited and Simberi Gold Company Limited (the "JV Agreement");

C. Resources has disputed the validity of the JV Agreement and claimed that the JV Agreement was required to be approved by the shareholders of NPL in accordance with the requirements of the Business Corporations Act (New Brunswick) (the "Act") (the "Dispute");

D. By letter dated October 8, 2003 (the "Letter") written on NPL letterhead and sent to PGM and others by Hirsch in his purported capacity as a director of NPL, it was claimed that at a shareholder meeting of NPL held on June 28, 2003, Hirsch, Anderson, Bailey, Williams (collectively, the "Individuals") and one John Champagne ("Champagne") had been elected as directors of NPL, and that, at a subsequent board of directors meeting, Anderson and Champagne had been elected as the officers of NPL. The Letter further challenged the validity of the JV Agreement and the ability of the parties to enter into the JV Agreement;

E. Resources, the Individuals (personally and in their purported capacities as directors and officers of NPL), PGM and 2034879, have agreed to settle the Dispute and Resources and the Individuals (personally and in their purported capacities as directors and officers of NPL) have agreed to withdraw their objections to the IV Agreement (including as expressed in the Letter) on the terms and conditions herein contained and the parties hereto have agreed to enter into this

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agreement for the purpose of expressing their agreements in relation to issues arising out of the matters hereinbefore recited and otherwise as herein provided.

Now Therefore this Agreement Witnesses that in consideration of the sum of One Dollar ($1.00) of lawful money of Canada paid by each of the parties hereto to each of the other parties hereto (the receipt and sufficiency of which is hereby acknowledged) and in further consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.   DEFINITIONS

1.1 In this agreement the following terms shall have the meanings indicated:

(a) "Business Day" means a day other than Saturday or Sunday and that is not a holiday in either Ontario or New Mexico.

(b) "Closing Date" shall mean the day that is ten Business Days after delivery to PGM of the fully-executed Release referred to in section 3.1.

(c) "Common Shares" means the common shares of PGM and includes any class of share into which the Common Shares may be convened or reclassified and further includes any class of share of PGM to which are attached voting rights.

2.   REPRESENTATIONS AND WARRANTIES

2.1 Resources represents and warrants that, as of the date hereof, it has not assigned, in whole or in part, to any person, firm, corporation or other legal entity, or otherwise encumbered, any of the Resources Shares or any right to any of Resources Shares, and that no other person, firm, corporation or other legal entity has any right, option, or interest capable of becoming a right in respect of the Resources Shares.

2.2 Resources and the Individuals further jointly and severally represent and warrant that they have not assigned, in whole or in any part, to any person, firm, corporation, or other legal entity any right to any of the claims advanced by Resources and/or the Individuals in respect of, or in any way relating to, the validity of or the ability of any party to enter into, the JV Agreement.

3.   RELEASE BY RESOURCES AND THE INDIVIDUALS

3.1 Subject to section 3 herein, Resources and the Individuals (personally and in their purported capacities as directors and officers of NPL) release PGM and 2034879 from and against any claims raised or which could have been raised with respect to the authorization, approval, validity, ability to enter into, execution or delivery of the JV Agreement, including without limiting the generality of the foregoing, as a result of any failure or alleged failure by NPL to comply with any requirements of the Act or other aspects of New Brunswick law, and Resources and the Individuals (personally and in their purported capacities as directors and officers of NPL) shall deliver to PGM a Release in the form attached hereto as Exhibit A. duly

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                                       -3-


executed by and on behalf of Resources and the Individuals (personally and in their purported capacities as directors and officers of NFL).

3.2 Resources and the Individuals (personally and in their purported capacities as directors and officers of NPL) shall in all respects and at all times support the N Agreement including exercising their voting rights (if any) in respect of the Resources Shares in favour of approving the N Agreement at any meeting of the shareholders of NPL that may be called at any time after the Closing Date for the purposes of considering and/or approving the JV Agreement or any part thereof,

3.3 The Letter is hereby withdrawn.

4.   AGREEMENTS OF PGM

4.1 PGM shall pay to Resources on the Closing Date, by certified cheque or wire transfer in same day immediately available funds, the amount of One Hundred Thousand United States Dollars (US$1 00,000).

4.2 PGM shall, for no additional consideration, issue to Resources on the Closing Date, Three Hundred Thousand (300,000) Common Shares.

5.   NOTICE

5.1 All notices, requests, demands or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by telecopier, personal delivery or by registered mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

(a)  to Resources and the Individuals at:

     Nord Resources Corporation
     Tucson Office
     9947 N. Calle Solano
     Tucson, AZ 85737
     Fax: 520-219-1877

(b)  to PGM at:

     347 Bay Street, 7th Floor
     Toronto, Ontario
     M5H 2R7
     Fax: 416-815-1355

     Attention: Peter Miller, President

     with a copy to counsel for PGM at:

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     Davis & Company
     1 First Canadian Place
     100 King Street West
     S. 5600, P.O. Box 367 Toronto, ON
     M5X 1E2

     Fax: 416-365-7886
     Attention: Carmen Diges

or such other address as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when transmitted or delivered, or, if mailed, seventy-two (72) hours after 12:01 a.m. on the day following the day of the mailing hereof; provided that if any such notice, request, demand or other communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demands or other communications shall be deemed to have been received seventy-two (72) hours after 12:01 a.m. on the day following the resumption of normal mail service.

6.   GENERAL

6.1 This agreement supersedes any and all prior oral or written agreements between the parties hereto with respect to the JV Agreement

6.2 This agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

6.3 This agreement may be executed in counterparts, each of which when executed by any of the parties shall be deemed to be an original and such counterparts shall together constitute one and the same instrument, and a facsimile signature of any party to this agreement shall constitute the valid and binding signature of such party with the same effect as if it were an original signature endorsed on this agreement.

6.4 Time shall in an respects be of the essence hereof.

6.5 This agreement shall be governed by the laws of the Province of Ontario and shall be interpreted and construed in accordance therewith. Each of the parties hereto irrevocably and unconditionally attorns to the jurisdiction of the Ontario Superior Court of Justice, judicial district of Toronto, for any dispute arising out of the formation, interpretation or execution of the obligations herein.

6.6 This agreement shall enure to the benefit of and be binding upon the parties hereto and, as applicable, their respective heirs, executors, administrators, successors, permitted assigns and other legal representatives.

IN WITNESS WHEREOF the parties hereto have executed this agreement the day and year first above written.

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                                        NORD RESOURCES CORPORATION


                                        Per:
----------------------------------           -----------------------------------
Date                                         A.S.O. (I have authority to bind
                                             the Corporation)


                                        PGM VENTURES CORPORATION


                                        Per:
-------------------------------------        -----------------------------------
Date                                         A.S.O. (I have authority to bind
                                             the Corporation)


                                        2034879 ONTARIO LIMITED


                                        Per:
-------------------------------------        -----------------------------------
Date                                         A.S.O. (I have authority to bind
                                             the Corporation)


-------------------------------------   ----------------------------------------
Witness                                 RONALD A. HIRSCH

-------------------------------------   (personally, and in my purported
Date                                    capacity as a director of Nord Pacific
                                        Limited)


                                        /s/ Erland Anderson
-------------------------------------   ----------------------------------------
Witness                                 ERLAND ANDERSON

-------------------------------------   (personally, and in my purported
Date                                    capacity as a director of Nord Pacific
                                        Limited)

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                                        /s/ Clive Bailey
-------------------------------------   ----------------------------------------
Witness                                 CLIVE BAILEY

-------------------------------------   (personally, and in my purported
Date                                    capacity as a director of Nord Pacific
                                        Limited)


                                        /s/ Matthew Williams
-------------------------------------   ----------------------------------------
Witness                                 MATTHEW WILLIAMS

-------------------------------------   (personally, and in my purported
Date                                    capacity as a director of Nord Pacific
                                        Limited)